UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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NuState Energy Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

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NUSTATE ENERGY HOLDINGS, INC

401 E. Las Olas Blvd. Suite 1400

Fort Lauderdale, FL 33301

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of NuState Energy Holdings, Inc., a Florida corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s majority stockholder, who collectively owns 66% of the Company’s outstanding capital stock as of the record date of May 31, 2016 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Florida Business Corporation and the Company’s Articles of Incorporation. This Information Statement is being made available to the stockholders of the Company by means of public filing and available on the Edgar website or a hard copy may be requested.

On May 31, 2016, the majority stockholder holding 5,000,110,000 shares, or approximately 66%, of the issued and outstanding Common Stock shares with a par value of $0.0001 (“Common Stock”) consented in writing to reverse the Common stock by 1,500 to 1. This reverse stock split will adjust the issued and outstanding Common shares of the company to a total of 7,717,954,802 Common shares and shall reduce the Authorized shares of the Company’s Common Stock to 13,333,000.

The Company believes that implementing a reverse stock split will allow a broader range of financial institutions to invest in the Company’s stock. Some institutions are prohibited from purchasing stocks with prices below a certain threshold. By essentially raising the price of our stock, we are potentially increasing trading volume attracting investors who are capable of providing more stability for our stock and potentially infusing more cash flow to support important growth initiatives.

On May 31, 2016, the Majority Stockholder holding 5,000,110,000 shares, or approximately 66% of our issued and outstanding Common Stock consented in writing to reserve the Common Stock by 1,500 to 1.

NO VOTE REQUIRED

We are not soliciting consents to approve the change the 1,500 to 1for NuState Energy Holdings, Inc. Florida law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Florida corporate law, stockholders have no appraisal or dissenters’ rights in connection with the change in jurisdiction of NuState Energy Holdings, Inc.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the 1,500 to 1 reverse stock split, that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us.

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HOUSEHOLDING OF STOCKHOLDER MATERIALS

If a “hardcopy” is requested, in some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our CEO/President at (953) 712-7487, and requests in writing should be sent to NuState Energy Holdings, 401 E. Las Olas Blvd. Suite 1400, Fort Lauderdale, FL 33301, USA, Attention CEO/President. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of May 31, 2016, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s Executive Officers, (iii) each of the Company’s Directors and (iv) all Directors and Executive Officers as a group. Applicable percentage ownership in the following table is based on 7,536,884,797 shares of Common Stock outstanding for issuance as of May 31, 2016.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of May 31, 2016, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Shareholder(4)	Common Stock (1)		Percentage

Kevin Yates (2)	5,000,110,000	(3)	66.3%

Kathleen Roberton (2)	499,000,000	(3)	6.6%

TOTAL	5,499,110,000		100%

(1) These are the Officers and Directors of the Company.

(2) Includes 5,499,110,000 shares owned by the Kevin Yates and Kathleen Roberton.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward- looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

* Quarterly Reports on Form 10-K for the periods ended June 30, 2015, 10-Q for the period ending 12/31/2016 & 3/31/2016.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Kevin Yates
Kevin Yates, Chairman, and Director
Fort Lauderdale, Florda
May 31, 2016

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APPENDIX “A”

Proposed

ARTICLES OF INCORPORATION

(a) The name of the corporation is NuState Energy Holdings, Inc. (the “Corporation”). (b) The Florida Articles of Incorporation are as follows:

ARTICLE I

NAME

The name of the NuState Energy Holdings, Inc.

ARTICLE II REGISTERED OFFICE

and AGENT

The address of the registered office in the state of Florida is 401 E Las Olas Blvd, Suite 1400 Fort Lauderdale, Florida 33301.

ARTICLE III

PURPOSE

1. PURPOSE – The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation.

2. GENERAL POWERS – Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to Florida Laws.

3. ISSUANCE OF SHARES – The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of Florida.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is Three 10,100,000,000 shares consisting of:

(a)	Ten Billion (10,000,000,000) shares of Common Stock, $0.0001 par value per Share (“Common Stock”)

(b)	100 Hundred Million, (100,000,000) Blank Check Preferred Shares, $0.001 par value per Share (“Blank Check Preferred Stock”)

1. COMMON STOCK

(a) Voting. Except as otherwise expressly provided by law, or in the Articles of Incorporation the, holders of Common Stock shares have voting rights on all matters requiring a vote of shareholders. Every Common shareholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such shareholder.

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(b) Other Rights . Each share of Common Stock issued and outstanding shall be identical in all respects one with the other and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Blank Check Preferred Stock, or except as may be provided by the laws of the State of Florida.

2. BLANK CHECK PREFERRED STOCK

Issuance . The Blank Check Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board is expressly authorized, prior to issuance of any series of Blank Check Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualification, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board, but not in limitation of the powers conferred on the Board thereby and by Florida law, the Board is expressly authorized to determine with respect to each series of Blank Check Preferred Stock:

(i)	The designation (s) of such series and the number of shares (which from time to time may be decreased by the Board, but not below the number of such shares then outstanding, or may be increased by the Board unless otherwise provided in creating such series) constituting such series;

(ii)	The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such individual series, the status of such dividends as cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such share are entitle to any preference.

(iii)	The rights and preferences, if any, of the shareholders of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of the Company, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

(iv)	The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

(v)	The times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the shareholders of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the share of such series;

(vi)	The rights, if any, of shareholders of such series to convert such shares into, or to exchange such shares for, shares of any other classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange ;

(vii)	The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

(viii)	The conditions or restrictions, if any, upon the issue of any other class rankings on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

(ix)	Any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitation or restrictions thereof, of the shares of such series; in each case, so far as not inconsistent with the provisions of the Article of Incorporation or the Florida Business Corporation Act as then in effect.

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3. ISSUANCE OF CERTIFICATES

The Board shall have the authority to issue shares of the capital stock of the Company and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by the Board, and the directors need not be elected by ballot unless otherwise required by the bylaws of the Corporation. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum. The initial directors of the Corporation shall be:

Name and Address

Kevin Yates

401 E Las Olas Suite 1400

Fort Lauderdale, Florida 33301

Kathleen Roberton

401 E Las Olas Suite 1400

Fort Lauderdale, Florida 33301

ARTICLE VI

AMENDMENTS

The Board of Directors reserves the right to amend and repeal any provisions contain in the Articles of Incorporation in the manner prescribed by the laws of the state of Florida. All rights conferred are subject to this reservation.

ARTICLE VII

INCORPORATOR

The original incorporator of the Corporation is Kevin Yates whose mailing address is 401 E Las Olas, Suite 1400, Fort Lauderdale, Florida 33301

ARTICLE VII

INDEMNIFICATION

The Corporation may indemnify any director, officer, employee, fiduciary or agent of the Corporation to the full extent permitted by Florida Law. The Corporation shall indemnify any present or former officer or director and shall advance expenses on behalf of any such officer or director, in each case, to the fullest extent now or hereafter permitted by law.

ARTICLE VIII

ADOPTION AND AMENDMENT OF THE BYLAWS

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with Florida law or these Article of Incorporation.

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ARTICLE XI

LIMITATION OF LIABILITY OF

DIRECTORS TO

CORPORATION AND

SHAREHOLDERS

No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall have breached the director’s duty of loyalty to the Corporation or its shareholders; (b) shall not acted in good faith or, in failing to act, shall not have acted in good faith; (c) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (d) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Florida law.

ARTICLE XII

STOCKHOLDER

ACTION WITHOUT

MEETING

Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting which all shares entitled to vote thereon were present and voted.

ARTICLE XIII

RE-CAPITALIZATION AFFECTING

OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholder, may adopt any recapitalization affecting the outstanding securities of the Corporation by affecting a forward or reverse split of all or some of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation’s capital accounts, provide that the re-capitalization does not require change in the Articles of Incorporation of the Corporation.

THE UNDERSIGNED, being the Chairman of the Board of the Corporation, for the purpose of these Articles of Incorporation under the Law of the state of Florida, does make, files and records these Articles of Incorporation, does certify that the facts herein stated are true, and accordingly, have hereto set her hand and seal this 31 day of October, 2015.

Kevin Yates

Chairman

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